Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CybriaTech Inc.

We hereby consent to the incorporation by reference of our report, dated June 10, 2025, in the Registration Statement on Form S-1, relating to the financial statements of CybriaTech Inc.

We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

Los Angeles, California

June 10, 2025